Exhibit 99.2

Adaptimmune Appoints Leading Immunotherapy Experts from United States and Europe to Inaugural
Scientific Advisory Board

PHILADELPHIA, Pa. and OXFORD, UK, April 22, 2016 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in the use of TCR engineered T-cell therapy to treat cancer, today announced the appointment of leading immunology, immunotherapy and oncology experts from across the United States and Europe to its newly formed scientific advisory board (SAB). Crystal Mackall, M.D., Professor of Pediatrics and Medicine and Associate Director of the Stanford Cancer Institute, will serve as Chair of the SAB.

The SAB will serve as a strategic resource for Adaptimmune and help to steer the company’s development efforts in the field of immuno-oncology.

“Adaptimmune is the clear leader in the TCR T-cell therapy space, and I’m very pleased to join their scientific advisory board as Chair at this important time in their evolution,” said Dr. Mackall.

“Our inaugural scientific advisory board members bring a wealth of experience in areas including gene therapy, immunotherapy and oncology, and we are honored to have such a prestigious group of advisors,” said James Noble, Adaptimmune’s Chief Executive Officer. “Their insights and guidance will be invaluable as we continue to move our pipeline of affinity optimized T-cell therapies forward.”

The inaugural members of Adaptimmune’s scientific advisory board are:

•                  Crystal Mackall, M.D., Chair, Adaptimmune Scientific Advisory Board; Professor of Pediatrics and Medicine; Associate Director of the Stanford Cancer Institute

•                  Nabil Ahmed, M.D., Associate Professor, Department of Pediatrics, Texas Children’s Hospital, Texas Children’s Cancer Center; Center for Cell and Gene Therapy, Houston Methodist Hospital, Baylor College of Medicine

•                  Michael Dustin, Ph.D., Professor of Immunology and Wellcome Principal Research Fellow, Director of Research of the Kennedy Institute

•                  Keith Flaherty, M.D., Professor, Medicine, Harvard Medical School; Director of Termeer Center for Target Therapy, Cancer Center, Massachusetts General Hospital

•                  Wolf Fridman, M.D., Ph.D., Professor Emeritus of Immunology, Paris Descartes University Medical School, Paris, France; President, Canceropole Ile de France

•                  Thomas Gajewski, M.D., Ph.D., Professor, Department of Pathology, The Ben May Department for Cancer Research, Department of Medicine - Section of Hematology/Oncology, University of Chicago Medical Center

•                  Stephan Grupp, M.D., Ph.D., Novotny Professor of Pediatrics, University of Pennsylvania Perelman School of Medicine; Director, Cancer Immunotherapy Frontier Program; Director of Translational Research, Children’s Hospital of Philadelphia

•                  Arlene Sharpe, M.D., Ph.D., Fabyan Professor of Comparative Pathology, Microbiology and Immunobiology, Harvard Medical School; Vice Chair for Education, Pathology, Harvard Medical School; Co-Director, Harvard Institute of Translation Immunology (HITI), Harvard Medical School

•                  Mario Sznol, M.D., Professor, Internal Medicine; Leader, Disease-Related Research Team, Melanoma and Renal cell Carcinoma; Vice-Chief, Medical Oncology; Co-Director, Yale Skin SPORE, Yale Cancer Center

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its T-cell receptor (TCR) platform. Established in 2008, the company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is an affinity enhanced T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO TCR affinity enhanced T-cell therapy has demonstrated signs of efficacy and tolerability in Phase I/II trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. The company has identified over 30 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 200 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 20-F filed with the Securities and Exchange Commission (SEC) on October 13, 2015 and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Will Roberts

Vice President, Investor Relations

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Margaret Henry

Head of PR

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com